             As filed with the Securities and Exchange Commission on May 1, 1998
                                          Registration No. 333-_________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              -------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                                ZALE CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                               75-0675400
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)



                            901 W. WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003
             (Address of registrant's principal executive offices)

                          ZALE CORPORATION SAVINGS AND
                                INVESTMENT PLAN
                              (Full Title of Plan)

                              -------------------

                                    Copy to:

         Alan P. Shor                               David G. McLane, Esq.
  Executive Vice President, Chief                  Gardere & Wynne, L.L.P.
Logistics Officer and General Counsel                  1601 Elm Street
    901 West Walnut Hill Lane                            Suite 3000
    Irving, Texas 75038-1003                        Dallas, Texas 75201
        (972) 580-4000                                 (214) 999-4607

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)


                                           CALCULATION OF REGISTRATION FEE
==========================================================================================================================
         TITLE OF EACH CLASS                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
         OF SECURITIES TO BE          AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
            REGISTERED             REGISTERED (1) (2)        SHARE (3)             PRICE (1)(3)       REGISTRATION FEE (3)
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value           850,000 shares          $28.1562         $23,932,813              $7,060
==========================================================================================================================



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock, $.01 par value ("Common Stock"), of Zale Corporation, a Delaware corporation (the "Company"), being registered hereby consist of shares to be acquired by the Zale Corporation Savings and Investment Plan (the "Plan") for the accounts of participants.

(3) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on April 27, 1998 as reported on the New York Stock Exchange.
================================================================================

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this registration statement.

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

          (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K in (1) above; and

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A, as filed with the Securities and Exchange Commission under Section 12(g) of the Exchange Act on July 16, 1993, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements of the Company appearing in its latest Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 12, 1997, for the year ended July 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP, or such other auditors as the Company may employ, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The provisions of the Delaware General Corporation Law (the "DGCL") and the Registrant's Certificate of Incorporation set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Section 145 of Title 8 of the DGCL gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article Seven of the Certificate of Incorporation of the Company provides:

     (a) A director of the Corporation shall not be personally liable either to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in any respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of (i) the fact that such person is or was a director, officer, employee or agent of the Corporation at any time after the Commencement Time (as defined below), or is or was serving at any time after the Commencement Time at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise and (ii) any acts or omissions by such person in such capacity that occurred after the Commencement Time, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, so long as such person acted or omitted to act in good faith and in a manner that such person (x) reasonably believed to be in or not opposed to the best interests of the Corporation and (y) with respect to any criminal action or proceeding, had reasonable cause to believe was lawful; provided, however, that if a court of competent jurisdiction, after exhaustion of all appeals therefrom, adjudges such person to be liable to the Corporation for any amount or if such person pays an amount in settlement to the Corporation, the Corporation may indemnify such person for such amount only with the approval of such court. The Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing such indemnification. "Commencement Time" means 8:00 a.m., C.S.T., on July 21, 1993.

          The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 8.  EXHIBITS.

      4.1 Zale Corporation Savings and Investment Plan, and the First Amendment through the Sixth Amendment thereto.*

      5.1        Opinion of Gardere & Wynne, L.L.P. (1)

     23.1        Consent of Arthur Andersen LLP.*

     23.2        Consent of Gardere & Wynne, L.L.P. (included as part of
                 Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature pages of the registration statement).*

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.





-----------------

              (1) In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit or has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and that it has made and will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

               *filed herewith

             (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by them, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 1st day of May, 1998.

                                ZALE CORPORATION
                                (Registrant)



                                By: /s/ ROBERT J. DINICOLA
                                    ---------------------------------------
                                    Robert J. DiNicola Chairman of the Board and
                                    Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Robert J. DiNicola and Alan P. Shor and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below in the City of Irving, State of Texas on the 1st day of May, 1998.

             Name                                                    Title
             ----                                                    -----
 /s/ ROBERT J. DINICOLA                                    Chairman of the Board and Chief Executive
-------------------------------                            Officer
Robert J. DiNicola                                         (a principal executive officer)



 /s/ SUE E. GOVE                                           Group Vice President and Chief Financial Officer
-------------------------------                            (principal financial officer)
Sue E. Gove


 /s/ MARK R. LENZ                                          Senior Vice President, Controller
-------------------------------                            (principal accounting officer)
Mark R. Lenz

                 Name                                            Title
                 ----                                            -----
 /s/ GLEN ADAMS                                                 Director
-------------------------------
Glen Adams


 /s/ A. DAVID BROWN                                             Director
-------------------------------
A. David Brown


 /s/ PETER P. COPSES                                            Director
-------------------------------
Peter P. Copses


 /s/ ANDREA JUNG                                                Director
-------------------------------
Andrea Jung


 /s/ RICHARD C. MARCUS                                          Director
-------------------------------
Richard C. Marcus


 /s/ CHARLES H. PISTOR, JR.                                     Director
-------------------------------
Charles H. Pistor, Jr.


 /s/ ANDREW H. TISCH                                            Director
-------------------------------
Andrew H. Tisch

     The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 1st day of May, 1998.

                                    ZALE CORPORATION SAVINGS AND INVESTMENT PLAN



                                    By:   /s/ MARK R. LENZ
                                          ------------------------------------
                                          Mark R. Lenz
                                          Committee Member - Chairman

     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated:

         SIGNATURE                                                TITLE
         ---------                                                -----
  /s/ MARK R. LENZ
 ------------------------------                           Committee Member - Chairman
 Mark R. Lenz

  /s/ GREGORY HUMENESKY
 ------------------------------                           Committee Member
 Gregory Humenesky

  /s/ SUE E. GOVE
 ------------------------------                           Committee Member
 Sue E. Gove

  /s/ GARY W. MELTON
 ------------------------------                           Committee Member
 Gary W. Melton

  /s/ BERNARD M. SENSALE, JR.
 ------------------------------                           Committee Member
 Bernard M. Sensale, Jr.

  /s/ SUSAN S. LANIGAN
 ------------------------------                           Committee Member
 Susan S. Lanigan

  /s/ SUSAN M. TARPLEY
 ------------------------------                           Secretary
 Susan M. Tarpley

                               INDEX TO EXHIBITS


Exhibit
Number          Exhibit
------          -------
    4.1         Zale Corporation Savings and Investment Plan,
                and the First Amendment through the Sixth Amendment thereto.

    5.1         Opinion of Gardere & Wynne, L.L.P.

   23.1         Consent of Arthur Andersen LLP.

   23.2         Consent of Gardere & Wynne, L.L.P. (included as part of Exhibit 5.1).

   24.1         Power of Attorney (set forth on the signature pages of the registration statement).